CREDIT AGREEMENT

This credit agreement is made on the day of June 9th, 2017 by and among, **EXECUTIVE INVESTMENT PARTNERS, LLC., FLORIDA LIMITED LIABILITY COMPANY,** 15001 NW 42nd Avenue, Suite # 203, MIAMI, FL 33054. Hereinafter known as "Lender".

and

TOWER 3 S.A.S. , WITH TAX IDENTIFICATION NUMBER (NIT): 900927545-6, INCORPORATED IN BOGOTÁ, COLOMBIA ON DECEMBER 18, 2015, AS CERTIFIED BY BOGOTÁ CHAMBER OF COMMERCE, UNDER # 02049284 , BOOK IX, Hereinafter known as "Borrower".

Borrower and Lender shall collectively be known herein as "the Parties". In determining the rights and duties of the Parties under the Credit Agreement, the entire document must be read as a whole.

CREDIT TERMS

The Borrower and Lender, hereby further set forth their rights and obligations to one another under the Credit Agreement and agreed to be legal bound as follows:

Loan Payment Terms: Borrower to pay $100.000 US Dollars to Lender, plus 10% annual interest for the life of the loan. Payment of the principal loan and accrued interests shall be due 45 days from the date of execution of this agreement. If the loan is not paid on the due date, the Borrower will pay a monthly penalty fee of 1 % of the principal loan, and continue paying the accrued interest. This Loan will also be repayable in 45 Days from reception of Wire.

Demand by Lender: This is a "demand" loan agreement under which borrower is required to pay back in full the entire outstanding Loan Balance within 15 days of receiving a written demand from Lender or full repayment of the Loan Balance. Delivery of the written notice by Lender to Borrower via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery.

Method of Loan Payment: The Borrower shall make all payments called for under this loan agreement by wire transfer, according to the information included on EXHIBIT A.

Default: The occurrence of any of the following events shall constitute a Default by the borrower of the terms of this loan agreement:

- Borrower's failure to pay any amount due as principal or interest on the date required under the loan agreement
- Borrower seeks an order of relief under the Federal Bankruptcy laws

- Borrower becomes insolvent

Exclusive Jurisdiction for Suit in Case of Breach: The parties, by entering into this agreement, submit to Jurisdiction in Bogotá, Colombia for adjudication of any disputes and/or claims between the parties under this agreement. Furthermore the parties hereby agree that the courts of Bogotá, Colombia shall have exclusive jurisdiction over any disputes between the party's relatives to this agreement, whether said disputes sound in contract, tort or other areas of the law.

State Laws: this agreement shall be interpreted under, and governed by, the laws of Colombia.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, Borrower and Lender affix their signatures hereto.

Borrower(s)	**Lender(s)** [redacted]
"Alejandro Ochoa" *(signatures)*	*(signatures)*
Name: ALEJANDRO OCHOA	**Name: HUGO GÓMEZ**
By: TOWER 3 S.A.S	**By: EXECUTIVE INVESTMENT PARTNERS LLC**
Title: ALTERNATE LEGAL REPRESENTATIVE	**Title: CFO (AUTHORIZED PERSON)**
Dated: June 9, 2017	**Dated:** 6/9, 2017

EXECUTIVE INVESTMENT PARTNERS, LLC.

Bank Information

Wells Fargo - Branch
15615 Northwestest 67th Avenue
Miami Lakes, FL 33014
(305) 364-2440

Domestic wire Transfer Instructions:
Wells Fargo Bank
San Francisco, CA
ABA/Routing Number: 063107513 – For Checks / ACH Transactions
ABA/Routing Number: 121000248 – For Incoming Wire Transfers
Account Number: 2000037369314

International Wire Transfers instructions:
Wells Fargo Bank
San Francisco, CA
ABA / Routing Number: 121000248 – For Incoming Wire Transfers
ABA / Account Number: 2000037369314
Swift Code: WFBIUS6S

Beneficiary:
Executive Investment Partners, LLC
15001 NW 42nd Avenue
Miami, FL 33054